Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the Incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-92326, 333-117148 and 333-118728) of Motient
Corporation and Subsidiaries of our report dated June 2, 2005, except for Notes 2, 3 and 7 as to which the date is May 31, 2006, relating to the financial statements of TerreStar Networks Inc., which are included in this Amendment No. 2 to the Current Report on Form 8-K.



/s/ FRIEDMAN LLP


East Hanover, New Jersey
June 1, 2006